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                      TRANSAMERICA SECURITIES SALES, CORP.
                                 CODE OF CONDUCT


                         LAST REVISED February 12, 2000

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
DEFINITIONS_______________________________________________________________________________________________________________3

INTRODUCTION, STATEMENT OF PURPOSE AND APPLICATION________________________________________________________________________5

   CAUTION REGARDING PERSONAL TRADING ACTIVITIES__________________________________________________________________________6

   COMMUNICATIONS WITH OUTSIDE DIRECTORS__________________________________________________________________________________6

CODE OF CONDUCT___________________________________________________________________________________________________________6

   OVERVIEW_______________________________________________________________________________________________________________6

   GENERAL PROHIBITIONS___________________________________________________________________________________________________6

   TRADING RESTRICTIONS___________________________________________________________________________________________________7
      PRE-CLEARANCE_______________________________________________________________________________________________________7
      SHORT SALES_________________________________________________________________________________________________________7
      HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER GROUPS_____________________________________________________________________7
      EXCLUDED TRANSACTIONS_______________________________________________________________________________________________7
      BLACKOUT PERIODS____________________________________________________________________________________________________8
      PENDING ORDERS______________________________________________________________________________________________________8
      FIFTEEN DAY WINDOW__________________________________________________________________________________________________8

   PRE-CLEARANCE PROCEDURES_______________________________________________________________________________________________9
      GENERAL PRE-CLEARANCE_______________________________________________________________________________________________9
      TRANSACTIONS IN TRANSAMERICA SECURITIES_____________________________________________________________________________9
      PRE-CLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL________________________________________________________________10
      PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS____________________________________________________________10
      TWO BUSINESS DAY EFFECTIVE PERIOD__________________________________________________________________________________10

   REPORTING TRANSACTIONS AND ACCOUNTS___________________________________________________________________________________10
      MONTHLY TRANSACTION REPORTS________________________________________________________________________________________10
      PASSIVE ACCOUNTS___________________________________________________________________________________________________10

   OTHER REQUIRED FORMS__________________________________________________________________________________________________11
      ACKNOWLEDGEMENT FORMS______________________________________________________________________________________________11



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INSIDER TRADING POLICY___________________________________________________________________________________________________12

   BACKGROUND INFORMATION________________________________________________________________________________________________12
      WHO IS AN INSIDER?_________________________________________________________________________________________________12
      WHEN IS INFORMATION NONPUBLIC?_____________________________________________________________________________________12
      WHAT IS MATERIAL INFORMATION?______________________________________________________________________________________12
      WHEN IS INFORMATION MISAPPROPRIATED________________________________________________________________________________12
      PENALTIES FOR INSIDER TRADING______________________________________________________________________________________12
      WHO IS A CONTROLLING PERSON?_______________________________________________________________________________________12

   PROCEDURES TO IMPLEMENT POLICY________________________________________________________________________________________14
      IDENTIFYING MATERIAL INSIDE INFORMATION____________________________________________________________________________14
      REPORTING INSIDE INFORMATION_______________________________________________________________________________________14
      WATCH AND RESTRICTED LISTS_________________________________________________________________________________________15
      PROTECTING INFORMATION_____________________________________________________________________________________________15
      TRANSAMERICA CORPORATE DEVELOPMENT DEPARTMENT______________________________________________________________________16
      RESPONSIBILITY TO MONITOR TRANSACTIONS_____________________________________________________________________________16
      TENDER OFFERS______________________________________________________________________________________________________16

GIFT POLICY______________________________________________________________________________________________________________17

   GIFT GIVING___________________________________________________________________________________________________________17

   GIFT RECEIVING________________________________________________________________________________________________________17

   CUSTOMARY BUSINESS AMENITIES__________________________________________________________________________________________17

OUTSIDE EMPLOYMENT POLICY________________________________________________________________________________________________19

SUPERVISORY AND COMPLIANCE PROCEDURES____________________________________________________________________________________20

   SUPERVISORY PROCEDURES________________________________________________________________________________________________20
      PREVENTION OF VIOLATIONS___________________________________________________________________________________________20
      DETECTION OF VIOLATIONS____________________________________________________________________________________________20

   COMPLIANCE PROCEDURES_________________________________________________________________________________________________21
      REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS______________________________________________________________________21
      ANNUAL REPORTS_____________________________________________________________________________________________________21
      RECORDS____________________________________________________________________________________________________________21
      INSPECTION_________________________________________________________________________________________________________21
      CONFIDENTIALITY____________________________________________________________________________________________________21

   THE ETHICS COMMITTEE__________________________________________________________________________________________________22
      MEMBERSHIP OF THE COMMITTEE________________________________________________________________________________________22
      COMMITTEE MEETINGS_________________________________________________________________________________________________22
      SPECIAL DISCRETION_________________________________________________________________________________________________22

GENERAL INFORMATION ABOUT THE CODE OF CONDUCT____________________________________________________________________________23
      ENFORCEMENT________________________________________________________________________________________________________23
      INTERNAL USE_______________________________________________________________________________________________________23

FORMS____________________________________________________________________________________________________________________23
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                                   Definitions


     The following definitions are used throughout this document. Unless otherwise defined, all capitalized terms used in this document shall have the same meaning as set forth in this section.

1)___"Access Persons" are Directors and officers of Transamerica Securities Sales Corporation. ("TSSC"), who in the ordinary course of their business make, participate or obtain information regarding the purchase or sale of securities for registered investment companies for which TSSC acts as principal underwriter, or to whose functions or duties as part of the ordinary course of their business relate to the making of any recommendation to such investment companies regarding the purchase of sale of securities. TSSC's "Accessed Persons" will be so designated by the Ethics Committee of Transamerica Investment Management, LLC, and of Transamerica Investment Services, Inc. (hereinafter collectively referred to as "TIM"), adviser or sub-investment adviser to the registered investment companies for which TSSC acts as principal underwriter. The TIM Ethics Committee may designate as Access Persons TSSC employees and representatives who are not officers or Directors.

2) ___ "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. For example, in addition to a person's own accounts, the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partner, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

3) ___ "Covered Securities" generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index of securities, including an instrument whose value is derived or based on any of the above (a "derivative"). The following are not Covered Securities:

o    Shares of open-end investment companies (i.e., mutual funds);
o Direct obligations of the U.S. or Canadian government (e.g., Treasury securities), any Canadian Provincial government, or any derivative thereof;
o Obligations of agencies and instrumentalities of the U.S. or Canadian government with a remaining term to maturity of one year or less, or any derivative thereof;
o Securities representing a limited partnership interest in a real estate limited partnership;
o Money market instruments, such as certificates of deposit, bankers' acceptances, repurchase agreements, and commercial paper;
o    Insurance contracts, including life insurance or annuity contracts;
o    Direct investments in real estate, business franchises or similar ventures;
        and
o Physical commodities (including foreign currencies), or any derivatives thereof.

o Securities issued by Transamerica Corporation or its subsidiaries. Note, however, that special statutory provisions regarding these securities apply to directors of investment companies who are not interested persons, to officers of Transamerica Corporation and designated key employees, and to employees who are in possession of material nonpublic information about Transamerica.

4) ___ "Designated Compliance Representatives" are TIM's Compliance Manager and Chief Financial Officer and/or such persons' designee(s).

5) "Designated Legal Representative" is Transamerica Occidental Life Insurance Company's General Counsel or such person's designee(s).

6)   "Directors" are directors of TSSC.

7) "Equity Review Committee" is comprised of TIM's President and Executive Vice President.

8)   "Ethics  Committee"  is  comprised  of  TIM's  Compliance  Manager,   Chief
     Financial Officer and President.

9) "Inside Directors" are Directors who are interested persons, as defined in the Investment Company Act of 1940, of TIM or of the Managed Accounts.

10) "Investment Personnel" refers to portfolio managers, research analysts, trading department personnel and any other persons who provide information and advice directly or indirectly to any advisory client of TIM, or who assist in executing the portfolio managers' decisions.

11)  "NASD" is the National Association of Securities Dealers, Inc.

12) "Outside Directors" are Directors who are not interested persons, as defined in the Investment Company Act of 1940, of TIM or of the Managed Accounts.

               introduction, STATEMENT OF PURPOSE AND APPLICATION


     TSSC is a principal underwriter of an investment companies (the "Managed Accounts") registered under the Investment Company Act of 1940 (the "Company Act"). Persons designated as Access Persons owe an undivided duty of loyalty to the Managed Accounts and must therefore adhere to the highest ethical and professional standards of conduct. It is the objective of all persons subject to this Code of Conduct ("Code") to maintain the highest standards of integrity and conduct in order to meet their respective duties and obligations to TSSC and the managed accounts. These standards, as contained in this Code, are based on the requirements of the Company Act, the Investment Advisers Act of 1940 (the "Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act ("ITSFEA"), and the laws governing the management of investment accounts.

     The Code is intended to ensure that Access Persons (i) at all times place first the interests of the Managed Accounts, (ii) conduct all personal trading consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility, and (iii) not use any material nonpublic information in securities trading. The Code also establishes policies regarding other matters, such as outside employment and the giving or receiving of gifts.

     The Code is intended to comply with Rule 17j-1 under the Company Act, as amended, which requires TSSC to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(a), certain conduct by "Access Persons" (as defined in the Rule) of TSSC as the principal underwriter of the Managed Accounts with respect to purchases or sales of securities held or to be acquired by the Managed Accounts is prohibited.

     The Code applies to Directors and officers of TSSC who are Access Persons and to other individuals who are Access Persons. Access Persons will be designated by the TIM Ethics Committee. If you are an Access Person, the Code applies to transactions for your personal accounts and any other accounts over which you have Beneficial Ownership. You may be deemed the Beneficial Owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partner, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

     If you are an Access Person, you are required to read and retain this Code and to sign and return the attached Acknowledgment Form to the Compliance Department ("Compliance") upon commencement of employment or other services, and on an annual basis thereafter. The Acknowledgment Form confirms that (i) you have received, read and asked any questions necessary to understand the Code,
(ii) you agree to conduct yourself in accordance with the Code, and (iii) you have complied with the Code during such time as you have been associated with TSSC. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

     If you are an Access Person, adherence to this Code is a fundamental condition of service with TSSC. Access Persons of TSSC bear full responsibility for ensuring that they and members of their immediate families and personal households comply with the provisions and intent of this Code. Only by careful adherence to the requirements outlined in the Code can we protect our reputation and avoid legal difficulties.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

     Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may, for some Access Persons, become prohibited while the position remains open. For example, closing out short sales and transactions in derivatives. Furthermore, if TSSC or TIM becomes aware of material nonpublic information, or if a Managed Account is active in a given security, some Access Persons may find themselves "frozen" in a position. TSSC and TIM will not bear any losses in personal accounts resulting from the application of this Code.




                                 code of CONDUCT


                                    Overview

     In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities which are held or are to be acquired by a registered investment company, if such personal transactions are made in contravention of rules which the Securities and Exchange Commission (the "SEC") has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code and information reported hereunder will enable TSSC to fulfill these requirements.


                              General Prohibitions

     The following are prohibited for Access Persons. Persons who violate any of the following prohibitions shall disgorge any profits realized in connection with such violation.

1. ___ Purchasing, in an initial public offering, Covered Securities (see Definitions section) for which no public market in the same or similar securities of that issuer has previously existed. No securities may be purchased in an offering that constitutes a "hot issue" as defined in NASD rules. Such securities may be purchased, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the employee except in connection with a shareholder vote.

2. ___ Causing a Managed Account to take action, or to fail to take action, for personal benefit, rather than to benefit such Managed Account. For example, an Access Person would violate this Code by causing a Managed Account to purchase a security owned by the Access Person for the purpose of supporting or increasing the price of that security, or by causing a Managed Account to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

3. ___ Using, for personal profit, knowledge of portfolio transactions made or contemplated for the Managed Accounts, or causing others to profit by the market effect of such transactions.

4. ___ Disclosing current portfolio transactions made or contemplated for the Managed Accounts, as well as any other nonpublic information, to anyone outside of TIM or TSSC.

5. ___ Engaging in fraudulent conduct in connection with the purchase or sale of a security held or to be acquired by a Managed Account, including without limitation:

a)   Employing any device, scheme or artifice to defraud any Managed Account;

b) ___ Making to any Managed Account any untrue statement of material fact or omitting to state to such Managed Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

c) ___ Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Managed Account; or

d)   Engaging in any manipulative practice with respect to any Managed Account.

6. ___ Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities which the Code would prohibit if the positions were taken directly.


                              Trading restrictions

Pre-clearance

     Access Persons must obtain pre-clearance prior to engaging in any personal transaction in Covered Securities. Pre-clearance procedures, as well as special procedures for pre-clearing transactions in tender offers and stock purchase plans, are set forth below.

     Trading activity, although pre-cleared and otherwise permitted under this Code, must not be excessive in terms of time spent during your normal working hours. The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, tender, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security Beneficially Owned by an Access Person.

Short Sales

     Any Access Person who sells short a Covered Security that such person knows is held long by any Managed Account shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 Index). Managed Account ownership of Covered Securities will be checked as part of the pre-clearance process referenced above.

Hedge Funds, Investment Clubs, and Other Groups

     No Access Person may participate in hedge funds, investment clubs, or similar investment groups except as a passive investor. Such passive investments are not subject to these trading restrictions, but must be reported to the TIM's Compliance Manager as noted under Reporting Transactions and Accounts, below.

Excluded Transactions

     Some or all of the trading restrictions listed below do not apply to the following transactions. However, these transactions must still be reported to TIM's Compliance Manager (see Reporting Transactions and Accounts):

1. Tender offer transactions are exempt from all trading restrictions except pre-clearance.

2. Stock purchase plans are exempt from all trading restrictions except pre-clearance and the seven-day rule.

3. ___ The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions.

4. ___ The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired, are exempt from all trading restrictions.

5. The acquisition of securities by gift or inheritance is exempt from all trading restrictions.

Blackout PeriodS

     If any Access Person engages in a transaction in a Covered Security which violates any of the restrictions detailed below (the "Blackout Periods"), or is determined to be in conflict with transactions made on behalf of the Managed Accounts, such transaction must, upon notice from the TIM Compliance Manager, be immediately cancelled or reversed, or profits must be disgorged.1 This applies to all securities transactions, even those which were made in good faith, were pre-cleared and the violation is one that was either inadvertent or was determined after the fact by a review of trading data.

     Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization, unless otherwise prescribed by law. The specific charitable organization shall be selected by the Ethics Committee. However, if disgorgement is required as a result of trades by a portfolio manager that conflicted with that manager's own Managed Accounts, disgorgement proceeds shall be paid directly to such Managed Accounts. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.

PENDING ORDERS

     No Access Person may engage in a transaction in a Covered Security when there is a buy or sell order pending, on behalf of any Managed Account, in that same security. The existence of pending orders will be checked as part of the pre-clearance process referenced above. Pre-clearance may be given only consistent with the Blackout Periods detailed in this section, or after any pending Managed Account order is withdrawn.

Fifteen Day WINDOW

     No personal securities transaction will be pre-cleared if a transaction was made by TIM on behalf of any Managed Account during the fifteen calendar days immediately preceding the request for pre-clearance.

     If a personal securities transaction in a Covered Security is properly pre-cleared, and within fifteen calendar days after the personal trade, a transaction in the same security is executed by TIM on behalf of any Managed Account, the Access Person must disgorge any price advantage realized.2 The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Managed Account during such period.

60 day rule

     Access Persons shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 60 calendar days if a Managed Account held or traded the security during the 60 day period.


                            pre-clearance procedures

     Pre-clearance must be obtained by Access Persons for all applicable transactions in Covered Securities in which such person has a beneficial interest. Access Persons shall obtain clearance for themselves and members of their immediate families and households before purchasing, selling or pledging either the debt or equity securities of any publicly-traded company. If the transaction is approved, the Access Person has two business days from the date of notification to execute the trade. The Designated Compliance Representative is not required (and may not be at liberty) to specify the reasons for the decision regarding pre-clearance.

General Pre-clearance

     All requests for pre-clearance shall be made using the Pre-Clearance Form appended to this Code. Pre-Clearance Forms may be submitted via electronic mail to TIM's Compliance Manager. Pre-clearance requests will be processed once per day. Every request that is received in the Los Angeles office before 10:00 a.m. will receive a response no later than 12:00 noon on the same day. Requests received after 10:00 a.m. will be processed on the following day.

     A Designated Compliance Representative will present the personal investment request to specified Investment Personnel from each of the major areas of TIM, who will be given an opportunity to object. Investment Personnel shall object to pre-clearance if any such person knows of a conflict with a pending Managed Account transaction or a transaction known by such person to be under consideration for a Managed Account. Consideration of pre-clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Managed Account. If no objections are raised, the Designated Compliance Representative shall notify the requestor and sign the Pre-clearance Form. Such approval shall not be required for sales of securities not held by any Managed Account.

     No Designated Compliance Representative may pre-clear a transaction in which such person has a beneficial interest.

TRANSACTIONS IN TRANSAMERICA SECURITIES

     Officers of TSSC who are members of the Transamerica Senior Management Council, including any such person's spouse or equivalent domestic partner, minor children or other relatives sharing such person's home, must obtain pre-clearance before purchasing or selling securities issued by a Transamerica or AEGON entity. This requirement extends to any purchase (including the exercise of stock options) or sale of such securities whether the transaction is for any such person's own account, one over which he or she exercises control or one in which he or she has a beneficial interest. If, for example, an officer of TSSC and his or her adult child live in the same house, there is a statutory presumption that they share information. Thus, transactions in securities issued by a Transamerica or AEGON entity by the child must be pre-cleared regardless of whether or not the funds used are the child's own property. This is also the case with respect to other family members sharing any such person's home (including shares purchased by a spouse or equivalent domestic partner, with that person's separate property).

     Pre-clearance is not required for investments in mutual funds that may hold debt or equity securities issued by a Transamerica entity. It is also not necessary to pre-clear any change in the percentage of an Access Person's income that is withheld under the Transamerica Corporation Employees Stock Savings Plan or Stock Savings Plan Plus. However, pre-clearance is required for entry into or exit from the Transamerica stock funds under such Plans.

Pre-clearance Requirements For Investment Personnel

     Trades by Investment Personnel are subject to the following special requirements:

o ____ Any purchase of an equity security for a personal account, which equity security is not owned by any Managed Account, must first be submitted as a potential investment to the President or Chief Investment Officer of TIM. The President or Chief Investment Officer must make a determination that the security in question is not an appropriate investment for any Managed Account before pre-clearance for such security may be requested.

o ____ Upon approval by the TIM President or Chief Investment Officer, the Pre-clearance Form shall be presented to a Designated Compliance Representative for signature.

o ____ A request for pre-clearance regarding a private placement which is an investment asset in which the Managed Accounts might invest, or managed or sponsored by broker-dealers with whom the Managed Accounts presently do business or may in the future do business, or is being offered in any way because of an Investment Person's position with TIM, will normally be declined.

Pre-clearance of Tender Offers and Stock Purchase Plans

     Access Persons who wish to participate in a tender offer or stock purchase plan must pre-clear such trades only with the TIM Compliance Manager prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. To pre-clear the trade, the TIM Compliance Manager shall consider all material factors relevant to a potential conflict of interest between the Access Person and Managed Accounts. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be pre-cleared.

TWo BUSINESS DAY Effective Period

     Clearance to trade will be effective for two business days from the date of the last signature on the Pre-clearance Form. Open orders, including stop loss orders, will generally not be allowed, due to the two day effective period. It will be necessary to repeat the pre-clearance process for transactions not executed within the two day effective period.

                       reporting transactions and accounts

     Access Persons must arrange for their brokers or financial institutions to provide to TIM's Compliance Manager, on a timely basis, duplicate account statements and confirmations showing all transactions in every brokerage or commodities account in which they have a beneficial interest. Please note that, even if such person does not trade Covered Securities in a particular brokerage or commodities account (e.g., trading mutual funds in a Schwab account), the provision of duplicate account statements and confirmations is still required. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

     Access Persons must notify the TIM Compliance Manager of each reportable account at the time it is opened, and annually thereafter, including the name of the firm and the name under which the account is carried. An Account Information Form should be completed for this purpose.

     Certain transactions, such as private placements, inheritances or gifts, might not be reported through a securities account. In these instances, Access Persons must report these transactions using a Monthly Transaction Report as noted below.


Monthly transaction Reports

     Access Persons must provide a Monthly Transaction Report within 10 days after any month end showing all transactions in Covered Securities for which confirmations are known by such person to not have been timely provided, and all such transactions that are not effected in securities or commodities accounts, including without limitation non-brokered private placements, gifts, inheritances, and other transactions in Covered Securities.

     Access Persons must promptly comply with any request by the Compliance Manager to provide monthly reports regardless of whether their broker has been instructed to provide duplicate confirmations. Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested confirmations where a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

passive accounts

     The Code shall not apply to purchases or sales effected in any account over which there is no direct or indirect influence or control. Access Persons relying upon this provision will be required to file a Certification of Non-Influence and Non-Control Form with TIM's Compliance Manager regarding any such accounts.

     Any account beneficially owned by an Access Person that is managed by TIM in a discretionary capacity is not covered by this Code so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account-holder influence or control over the account.

                              other Required forms

     In addition to the Account Information Form, Monthly and Annual Transaction Reports, and Certification of Non-Influence and Non-Control Form discussed above, the following forms must be completed if applicable to you:

Acknowledgement Forms

     Each Access Person must, upon commencement of services and annually thereafter, provide the TIM Compliance Manager and TSSC Chief Compliance Officers with an Acknowledgment Form stating that he or she has reviewed and complied with the Code and has disclosed or reported all applicable securities transactions.

                             insider trading policy


                             BACKGROUND INFORMATION

     TSSC seeks to foster a reputation for integrity and professionalism, and that reputation is a vital business asset. This Insider Trading Policy ("Policy") includes procedures to deter the misuse of material nonpublic information. By adopting this Policy, TSSC seeks to exceed the stringent requirements of the federal securities laws. The Policy reinforces TSSC's commitment to avoiding even the appearance of impropriety.

     The term "insider trading" is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider"), or to communication of material nonpublic information to others. The law concerning insider trading can be complex and unclear; an individual legitimately may be uncertain about the application of this Policy. Often, a simple question may forestall disciplinary action or complex legal difficulties. If you have any questions regarding the application of this Policy or you have any reason to believe that a violation of this Policy has occurred or is about to occur, you should contact the TIM Compliance Manager or TSSC Chief Compliance Officer. You may assume that the law regarding insider trading operates to prohibit:

o    Trading  by  an  insider,   while  in  possession  of  material   nonpublic
     information;

o ____ Trading by a non-insider, while in possession of material nonpublic information, where the information was disclosed to the non-insider (directly or through one or more intermediaries) in violation of an insider's duty to keep such information confidential;

o Communicating material nonpublic information to others in breach of a duty not to disclose such information; and

o ____ Misappropriating confidential information for securities trading purposes, in breach of a duty owed to the source of the information to keep the information confidential.

Who is an Insider?

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, one or more of the Transamerica entities may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and/or the relationship must at least imply such a duty.

When is Information Nonpublic?

     Information should be treated as being nonpublic unless a reasonable period of time has passed since it has been distributed by means likely to result in a general public awareness of the information. Such awareness would result, for example, from publication of the information in a daily newspaper. As a general rule, information may be considered to be public on the third business day after it has been broadly distributed to the general public.

What is Material Information?

     In general, "material information" is information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

when is information misappropriated?

     The misappropriation theory prohibits trading on the basis of non-public information by a corporate "outsider" in breach of a duty owed not to a trading party, but to the source of confidential information. Misappropriation of information occurs when a person obtains the non-public information through deception or in breach of a duty of trust and loyalty to the source of the information.

Penalties for Insider Trading

     Insider trading is a serious legal concern for TSSC and its personnel. The trading of securities of publicly-traded companies while in possession of material, nonpublic information relating to those companies may subject TSSC and its personnel to penalties under federal law. Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties may include:

o    Civil injunctions;

o    Treble damages;

o    Disgorgement of profits;

o    Jail sentences of up to 10 years;

o    Fines up to $1,000,000 (or $2,500,000 for corporations and other entities);

o ____ Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

o Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     With separate tiers of penalties for employers and personnel, there may be situations in which the concerns of these groups diverge. This contrasts with routine litigation in which an employer typically reinforces the actions of its senior personnel. Consequently, personnel who trade on material, nonpublic information should be aware that TSSC may not be able to protect their interests. In addition, any violation of the law may result in serious sanctions by TSSC, including termination of employment.

Who is a Controlling Person?

     Included as controlling persons are TSSC's and its Directors and officers. If you are a Director or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described above.

                         PROCEDURES TO IMPLEMENT POLICY

     The following procedures have been implemented to aid the Directors, officers and other Access Persons of TSSC in avoiding insider trading, and to aid TSSC in preventing, detecting and imposing sanctions against insider trading.

Identifying material Inside Information

     Before trading for yourself or others, including Managed Accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

o ____ To whom has this information been provided? Has the information been effectively communicated to the marketplace?

o ____ Has this information been obtained from either the issuer or from another source in breach of a duty to that source to keep the information confidential?

o ____ Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

     Special caution should be taken with respect to potential inside information regarding any Transamerica entity. Potential inside information regarding Transamerica may affect trading in Transamerica stock and should be reported pursuant to the procedures set forth below.

Reporting Inside Information

     If, after consideration of the above, you believe that the information you possess is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

o ____ Do not purchase or sell the securities on behalf of yourself or others, including Managed Accounts.

o ____ Do not communicate the information inside or outside of TIM, other than to the Compliance Manager.

o ____ Immediately advise TIM's Compliance Manager of the nature and source of such information. TIM's Compliance Manager will review the information with the Ethics Committee.

o ____ Depending upon the determination made by the Ethics Committee, or by TIM's Compliance Manager until the Committee can be convened, you may be instructed to continue the prohibition against trading and communication and TIM Compliance Manager will place the security on a restricted list or watch list, as described below. Alternatively, if it is determined that the information obtained is not material nonpublic information, you may be allowed to trade and communicate the information.

Watch and Restricted Lists

     Whenever the Ethics Committee or the TIM Compliance Manager determines that a Director, officer or other Access Person of TSSC is in possession of material nonpublic information with respect to a company (regardless of whether it is currently owned by any Managed Account), such company will either be placed on a watch list or on a restricted list.

     Watch List. If the security is placed on a watch list, the flow of the information to other TSSC and TIM personnel will be restricted in order to allow such persons to continue their ordinary investment activities. This procedure is commonly referred to as a "Chinese Wall."

     Restricted List. If the Ethics Committee or the TIM Compliance Manager determines that material nonpublic information is in the possession of a Director, officer, or other Access Person of TSSC and cannot be adequately isolated through the use of a Chinese Wall, the company will be placed on a restricted list. While a company is on the restricted list, no Investment Person shall initiate or recommend any transaction in any Managed Account, and no Access Person will be pre-cleared to transact in any account in which he or she has a beneficial interest, with respect to the securities of such company. The Ethics Committee or TIM Compliance Manager will also have the discretion of placing a company on a restricted list even though no "break in the Chinese Wall" has or is expected to occur with respect to the material nonpublic information about the company. Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material nonpublic information.

     The Ethics Committee or TIM Compliance Manager will be responsible for determining whether to remove a particular company from the watch list or restricted list. The only persons who will have access to the watch list or restricted list are members of the Ethics Committee, Designated Legal or Compliance Representatives and such persons who are affected by the information. The watch list and restricted list are highly confidential and should under no circumstances be discussed with or disseminated to anyone other than the persons noted above.

Protecting Information

     Directors, officers and other Access Persons of TSSC shall not disclose any nonpublic information (whether or not it is material) relating to TSSC or TIM, its securities transactions or securities positions of any Managed Account to any person outside TIM or TSSC (unless such disclosure has been authorized by TSSC or TIM). Material nonpublic information may not be communicated to anyone, including any Director, officer or other Access Person of, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

     Directors, officers and other Access Persons of must refrain from communicating any information not publicly published about any Managed Account's investment transactions or financial situation to anyone unless absolutely necessary and authorized by TIM as a part of the regular course of business. Performance information, use of the Managed Accounts as a reference, and release of other information about the Managed Accounts is permitted only when a properly authorized representative of the applicable Managed Account expressly agrees. Equal care and discretion must be used in discussing or distributing information regarding investment strategies, reports or recommendations.

     To insure the integrity of the Chinese Wall and to avoid unintended disclosures, it is important that all Access Persons take the following steps with respect to confidential or nonpublic information:

o ____ Do not discuss confidential information in public places such as elevators, hallways or social gatherings.

o ____ To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to persons with a business need for being in the area.

o ____ Avoid use of speaker phones in areas where unauthorized persons may overhear conversations.

o ____ Avoid use of wireless and cellular phones, or other means of communication which may be intercepted.

o ____ Where appropriate, maintain the confidentiality of Managed Account identities by using code names or numbers for confidential projects.

o ____ Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use.

o ____ Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable record keeping policies or requirements.

o ____ Refer to TIM's Compliance Manager without comment all inquiries involving nonpublic information possessed by TSSC from persons outside of TSSC or TIM, including the news media, arbitrageurs, financial analysts and the general public.

     TSSC personnel who become aware of a leak, whether deliberate or otherwise, of nonpublic information relating to TSSC or any Transamerica entity, or to any company about which TSSC or its personnel have acquired such nonpublic information, shall report the leak immediately to TIM's Compliance Manager. For purposes of this section, a "leak" is defined to include any unauthorized disclosure of nonpublic information about TSSC or any company about which or its personnel have acquired information. A leak exists when such disclosure has been made to a person or entity outside of TSSC or TIM's, or to an unauthorized person within TSSC or TIM.

TRANSAMERICA CORPORATE DEVELOPMENT DEPARTMENT

     The Corporate Development Department at Transamerica Corporation may have inside information regarding public companies. It is imperative that this information neither be learned nor used in any way by TSSC personnel.

     If for any reason contact must be made with the Corporate Development Department, notify TSSC Compliance Manager, so that such contact can be approached in a manner that prevents your exposure to inside information. In the event you believe that the separation required by this Policy has been breached, notify the TSSC's Compliance Manager so that appropriate compliance procedures can be implemented.

Responsibility to Monitor Transactions

     Compliance will monitor transactions of Managed Accounts and Access Persons for which reports are received to detect the existence of any unusual trading activities with respect to companies on the watch and restricted lists. Compliance will immediately report any unusual trading activity directly to the Ethics Committee, who will be responsible for determining what, if any, action should be taken.

Tender Offers

     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Persons subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

                                   gift policy


     All goods and services purchased by TSSC shall be obtained from suppliers who offer the best price consistent with required standards of service, quality, timeliness and reliability. To avoid any actual or perceived conflict with this policy, the acceptance from any supplier of gifts or other consideration of significant value by any Director, officer or other Access Person of TSSC is prohibited. This prohibition includes donations of cash, goods or services for meetings, picnics or other similar gatherings, costly entertainment or any other gift which could reasonably cause the donor to expect to be favored as a supplier or influence TSSC or TIM to so favor the donor. The following outlines TSSC policy on giving and receiving gifts to help us maintain these standards. Any person who is subject to the Transamerica Corporation Gift Policy shall not be subject to any of the following guidelines, to the extent that such guidelines are in conflict with the Corporation's Gift Policy.

                                   Gift Giving

     Neither you nor members of your immediate family may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts ("Gifts") in excess of $100 per year to any Managed Account, or any one person or entity that does or seeks to do business with TSSC, TIM or any Managed Account (collectively referred to herein as "Business Relationships").

     Gifts of substantial value between employees are also discouraged. Such gifts are prohibited in those instances in which they might be interpreted as attempts to influence personnel decisions. TSSC's money may not be spent on gifts between employees.

                                 Gift Receiving

     The solicitation of a Gift is prohibited (i.e., you may not request that a gift, such as tickets to a sporting event, be given to you by a Business Relationship).

     Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

     In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers who receive such notification must report this information to the Compliance Manager if it appears that such Gifts may have improperly influenced the recipient.

     Occasionally, TSSC personnel are invited to attend or participate in conferences, tour a company's facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, all travel and lodging expenses provided in connection with such activities must be paid for by TSSC. However, if appropriate, and with prior approval from your manager, you may accept travel-related amenities if the costs are considered insubstantial or are not readily ascertainable.

                          Customary Business Amenities

     Customary business amenities are not considered Gifts so long as such amenities are business related (e.g., if you are accepting tickets to a sporting event, the offeror must go with you), reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, green fees, an invitation to a reception or cocktail party, or comparable entertainment.

                            outside employment policy


     No Inside Director, officer or other Access Person of TSSC shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his or her relationship with TSSC unless such person has provided prompt written notice of such employment or compensation to the Compliance Manager, and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee.

                      supervisory and Compliance procedures


     Supervisory procedures can be divided into two classifications; (i) prevention of violations and (ii) detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

                             supervisory procedures

Prevention of Violations

     To prevent violations of the Code, TSSC's Compliance Officer should, in addition to enforcing the procedures outlined in the Code:

1. Review and update the Code as necessary, at least once annually, including but not limited to a review of the Code by the Ethics Committee and/or counsel;

2.   Answer questions regarding the Code;

3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Code; and

4. ___ With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

a)   Orienting Access Persons who are new to TSSC to the Code, and

b) ___ Further educating Directors, officers, and employees by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Code.

Detection of Violations

     To detect violations of the Code, TIM's Compliance Manager should, in addition to enforcing the procedures outlined in the Code:

o Review reports, confirmations, and statements relative to applicable restrictions, as provided under the Code;

o ____ Review the restricted and watch lists relative to applicable personal and Managed Account trading activity, as provided under the Code;

o ____ Conduct spot checks of certain information as noted under the Code.

                              compliance procedures

Reports of Potential Deviations or Violations

     Upon learning of a potential deviation from, or violation of, the Code, the TIM's Compliance Manager shall prepare a written report to the Ethics Committee providing full details and recommendations for further action. The Ethics Committee shall thereafter take such action as it deems appropriate.

Annual Reports

     TIM's Compliance Manager shall prepare, at least annually, a written report for the Ethics Committee. This report shall contain the following information, and shall be confidential.

o Copies of the Code, as revised, including a summary of any changes made during the past year;

o A summary of any violations requiring significant remedial action during the past year; and

o ____ Recommendations, if any, regarding changes in existing restrictions or procedures based upon TSSC's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     TIM's Compliance Manager will report to TIM's Board of Managers or to the Board of Directors of Transamerica Investment Services, Inc., with respect to any of the above items to the extent that any Managed Account is materially affected thereby.

Records

     TIM's Compliance Manager shall maintain the following records:

o ____ Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Access Persons pursuant to the Code and any other pertinent information. Such files shall be stored in a secure location;

o    A copy of each pre-clearance;

o ____ A list of all persons who are, or have been, required to make reports pursuant to the Code.

Inspection

     The records and reports maintained by TIM's Compliance Manager pursuant to the Code shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

Confidentiality

     All procedures, reports and records monitored, prepared or maintained pursuant to the Code shall be considered confidential and proprietary to TIM and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

                              The ETHICS COMMITTEE

     The Ethics Committee ("Committee") was formed to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Code and to take appropriate action at such times as violations or potential violations are discovered.

Membership of the Committee

     The Ethics Committee currently consists of senior compliance, administration and investment staff. The composition of the Committee may be changed from time to time.

Committee Meetings

     The Committee shall generally meet quarterly or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Code. At such time as TIM's Compliance Manager learns of a potential violation, he shall either present the information at the next regular meeting of the Committee, or convene a special meeting.

     Deviations alternatively may be addressed by including them in the Access Person's personnel records maintained by TIM's. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Code.

     A Committee meeting may be attended, at the discretion of the Committee, by such other persons as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right to appear before the Committee.

     It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing issues reviewed and any action taken. Any such report shall be included in the confidential file maintained by TIM's Compliance Manager with respect to the particular person or persons whose conduct has been the subject of the meeting.

Special Discretion

     The Committee shall have the authority by unanimous action to exempt any person or class of persons from all or a portion of the Code, provided that:

o ____ The Committee determines, on advice of counsel, that the particular application of all or a portion of the Code is not legally required;

o ____ The Committee determines that the likelihood of any abuse of the Code by such exempted person(s) is remote;

o ____ The terms or conditions upon which any such exemption is granted is evidenced in a written instrument; and

o ____ The exempted person(s) agrees to execute and deliver to TIM's Compliance Manager, at least annually, a signed Acknowledgment Form, which shall, by operation of this provision, include a discussion of such exemption and the terms and conditions upon which it was granted.

     The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary.


                  GENERAL INFORMATION ABOUT THE CODE OF CONDUCT


Enforcement

     In addition to the penalties described elsewhere in the Code, upon discovering a violation of the Code, TSSC may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Code and any sanctions imposed with respect thereto shall be reported periodically to the Directors and the directors of any other Transamerica entity which has been directly affected by the violation.


Internal Use

     The Code is intended solely for internal use by TSSC and TIM does not constitute an admission by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Code is not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Code is not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Code may constitute sufficient cause for TSSC to terminate or otherwise adversely affect such person's relationship with TIM.


                                      Forms


     Attached are blank forms for use in complying with the Code. These forms may be revised from time to time, as the Ethics Committee shall determine. Please contact Compliance if you need additional forms or if you have any questions.

                    TRANSAMERICA SECURITIES SALES CORPORATION

                              ACKNOWLEDGEMENT FORM



     This form must be completed by all Access Persons upon commencement of services and annually thereafter.

     Acknowledgement

     I hereby acknowledge that I have received and reviewed the Transamerica Securities Sales Corporation Code of Conduct and that I understand its provisions and its applicability to me. Furthermore, I acknowledge that, since the commencement of my employment or other services with Transamerica Securities Sales Corporation or the date of my last certification, I have complied with the Code of Conduct and have disclosed or reported all applicable securities transactions required thereunder.

     Investment Personnel:

     All Investment Personnel must attach a completed Investment Personnel Representation Form as of the date this acknowledgment is signed. Generally, Investment Personnel include portfolio managers, research analysts, trading department personnel, and other employees whose duties are to manage any client account. See the Code of Conduct for a more complete definition of Investment Personnel.



     Signature





     Name (Please print)





     Signature                                      Date

            TRANSAMERICA SECURITIES SALES CORPORATION CODE OF CONDUCT

                    INVESTMENT PERSONNEL REPRESENTATION FORM

     This form must be completed by all Investment Personnel upon commencement of services. It should be attached to the Acknowledgment Form. Generally, Investment Personnel include portfolio managers, research analysts, trading department personnel, and other employees whose duties are to manage any client account. If this is your initial submission, complete parts one and two; otherwise, complete part one only.

     Please Provide the Following Information:

1. List all positions held (director, officer, other) with for-profit entities other than TISI:

     ENTITY NAME                                                     POSITION
================================================ =============================



     2.  List all Covered Securities Beneficially Owned (see the Code of Conduct for explanations of the terms Covered Security and Beneficial Ownership).  Note that Covered Securities do not include mutual funds, U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts) and physical commodities:

- --
           SECURITY NAME AND TYPE              SHARES HELD                 SECURITY NAME AND TYPE               SHARES HELD
- --
- --
1)                                                               6)
- --
- --
2)                                                               7)
- --
- --
3)                                                               8)
- --
- --
4)                                                               9)
- --
- --
5)                                                               10)
- --


     I have complied with the Investment Personnel information disclosure provision of the Code of Conduct by including all of the information requested above, if applicable.

     Signature

     Name (Please print):


     Signature:                             Date:

                    TRANSAMERICA SECURITIES SALES CORPORATION

                            ACCOUNT INFORMATION FORM


     FOR ACCESS PERSONS

     The following account information must be completed at least annually by all Access Persons, and updated whenever a new account is opened or an existing account is closed. For further explanation of the terms Access Person, Covered Security and Exempt Investment, or for additional information on existing account notification procedures, see the applicable section(s) in the Code of Conduct. Note that Covered Securities do not include mutual funds, U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts) and physical commodities.

     Please check one of the following boxes regarding your brokerage accounts:

     No, I do not have any open brokerage or commodity accounts.

     Yes, I do have open brokerage or commodity accounts. With regard to securities firms holding accounts for which I may be deemed a Beneficial Owner, I agree to authorize TIM to request and receive directly, duplicate trade confirmations and duplicate account statements. I also agree to notify Compliance in the event that a new account is opened or an existing account is closed. All such Beneficially Owned accounts are listed below.


                   Firm                          ACCOUNT REGISTRATION AND                        Address
                                                      Account Number
              Account Number
============================================ ================================= =============================================
 - -
1)


 - -
 - -
2)


 - -
 - -
3)


 - -
 - -
4)


 - -
 - -
5)


 - -


     If you do not exercise any direct or indirect influence or control over the trading in any of the above account(s), you may exempt such account(s) from the provisions of the Code of Conduct by completing the Certification Of Non-Influence and Non-Control Form.

     Signature

     Name (Please print):
                         --


     Signature:                                                        Date:
                --           -

                    TRANSAMERICA SECURITIES SALES CORPORATION

               CERTIFICATION OF NON-INFLUENCE AND NON-CONTROL FORM



     The provisions of the Transamerica Securities Sales Corporation Code of Conduct shall not apply to purchases or sales effected in any account(s) over which you have no direct or indirect influence or control.

     Listed below are my Beneficially Owned accounts which I certify are not subject to the Code of Conduct because I do not have any direct or indirect influence or control over the trading in such account(s). I further certify that I have had no communications with the person(s) responsible for management of the account(s) that may have influenced an investment to be made or not to be made for the account(s).

---  --- -

     Account REGISTRATION          Account Number(S)         Account Type (e.g., trust,          Securities Firm Address
                                                                 hedge fund, etc.)
=============================== ======================== =================================== =================================
---  --- -

---  --- -
---  --- -

---  --- -
---  --- -

---  --- -


     Briefly describe below the reason you do not have direct or indirect influence or control (e.g., independently managed trust, etc.):











Signature

Name (Please print):
                    ---



Signature:                                                        Date:
           ---          -

                    TRANSAMERICA SECURITIES SALES CORPORATION

                             OUTSIDE EMPLOYMENT FORM



     All Inside Directors, officers and other Access Persons of TSSC must provide prompt written notice of outside employment or compensation from any other person as a result of any business activity, other than a passive investment. In the case of securities-related employment or compensation, prior written approval must be received from the Ethics Committee.

     Company or Business Information

     Name:


     Address:




     Nature of Business:



     Position Information

     Title, position or role:


     Describe your responsibilities or role:



     Beginning date:                        ,  to present.
                    -



     Time Commitment

     Amount of time devoted monthly:



     Signature

     Name (Please print):




     Signature:
  Date:

                    TRANSAMERICA SECURITIES SALES CORPORATION

                               PRE-CLEARANCE FORM

Access Persons must complete this Pre-clearance Form prior to engaging in any personal transaction (acquisition or disposition) in Covered Securities.

     Security Information



         Security Type (please circle):
         Cmn      Pfd               Debt (indicate issue)
         Derivative (indicate type)



         Security Issuer:
                  Ticker/Cusip:

         Does the issuer derive any income from broker-dealer operations?
         Yes                           No

     Transaction Information



         Transaction Type (please circle):
                Buy               Sell              Short Sale
        Any additional factors relevant to a conflict



         Quantity:
         of interest analysis:

         Estimated Price:


         Broker/Dealer:                              Account
         Registration:

         Branch:
         Account Number:


Complete Next Section If You Are An Investment Person (not required if selling a security that is not held by Managed Accounts)



Indicate the primary reason(s) why the above transaction is not appropriate for Managed Accounts at this time:



Investment is too risky for clients. Reason: Clients/funds are already exposed to industry Personal speculation not appropriate for clients. Reason:
Insufficient information about the issuer or available information is not favorable Investment is outside of clients/funds permitted policies (e.g. short selling) Due to the nature of my responsibilities, I am not in a position to recommend this security to clients. Other:

     PLEASE COMPLETE and Sign THE BACK PAGE



     Authorized Signatures

Analysts Representation: I have discussed this transaction with my supervisor and I am not recommending this investment for purchase or sale by any Managed Accounts, or my prior recommendation was rejected.


Access Persons Representation (including Analysts): My trading in this security
is  not  based  on  any  material  nonpublic  information.   I  understand  that
pre-clearance will only be in effect for two business days from the date of the last signature below.









     Employee Name (please print)
Employee Signature
                           Date





     Designated Compliance Representative
Date




     Equity Review Committee Representative
Date

     (Investment Personnel Only)


     Ethics Committee Representative
                                              Date

     (If required)

                    TRANSAMERICA SECURITIES SALES CORPORATION


                           MONTHLY TRANSACTION REPORT

            MONTHLY ACCESS PERSON REPORT FOR UNREPORTED TRANSACTIONS



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     DATE          SECURITY NAME       SHARES/ PRINCIPAL        TRANSACTION TYPE (BUY/SELL)      PRICE             BROKER
================ ==================== ======================= ============================ =============== =======================
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





1 Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivatives thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether a reimbursement is required when the applicable personal trade is in a derivative and the Managed Account transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Managed Account transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Managed Account for the underlying security. Neither pre-clearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

2 Note that, for the purposes of this restriction, personal purchases are matched only against subsequent Managed Account purchases, and personal sales are matched only against subsequent Managed Account sales.